Exhibit 3

                                   October 14, 1996

     Berkshire Hathaway Inc.
     NY Acquisition Sub Inc.
     1440 Kiewit Plaza
     Omaha, Nebraska 68131

     Gentlemen:

               In connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement") dated as of October 14, 1996 among Berkshire Hathaway Inc., NY Acquisition Sub Inc. ("Sub"), and FlightSafety International Inc., and as a material inducement to Berkshire Hathaway Inc. and Sub to enter into the Agreement, this will confirm that at the request of Parent or Sub I will (i) execute and delivery the Continuity of Interest Agreement attached to the Agreement as Exhibit B at or prior to the anticipated closing of the merger, (ii) use my best efforts to cause the members of my family specified in the Continuity of Interest Agreement to execute and deliver that agreement at that time, and
     (iii) in all other respects use my best efforts to ensure the satisfaction of all conditions within my control to the merger contemplated by the Agreement.

                                        Very truly yours,

                                        /s/Albert L. Ueltschi

                                        Albert L. Ueltschi

     Receipt Acknowledged:

     Berkshire Hathaway Inc.

     By:  _______________________

     Its: Chief Financial Officer

     NY Acquisition Sub Inc.

     By:  _______________________

     Its: Chief Financial Officer